                                                            EXHIBIT A

                        PAUL MUELLER COMPANY
                    1999 LONG-TERM INCENTIVE PLAN

                     (Effective January 26, 1999)

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                              CONTENTS

Article 1.    Establishment, Objectives, and Duration...........  A-1
Article 2.    Definitions.......................................  A-1
Article 3.    Administration....................................  A-4
Article 4.    Shares Subject to the Plan and Maximum Awards.....  A-5
Article 5.    Eligibility and Participation.....................  A-5
Article 6.    Stock Options.....................................  A-6
Article 7.    Stock Appreciation Rights.........................  A-7
Article 8.    Restricted Stock..................................  A-9
Article 9.    Performance Units and Performance Shares..........  A-10
Article 10.   Other Incentive Awards............................  A-11
Article 11.   Performance Measures..............................  A-12
Article 12.   Beneficiary Designation...........................  A-12
Article 13.   Deferrals.........................................  A-13
Article 14.   Rights of Employees...............................  A-13
Article 15.   Change in Control.................................  A-13
Article 16.   Amendment, Modification, and Termination..........  A-14
Article 17.   Withholding.......................................  A-14
Article 18.   Indemnification...................................  A-14
Article 19.   Successors........................................  A-15
Article 20.   Legal Construction................................  A-15

                                   i

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                        PAUL MUELLER COMPANY
                    1999 LONG-TERM INCENTIVE PLAN

ARTICLE 1.   ESTABLISHMENT, OBJECTIVES, AND DURATION

 1.1 ESTABLISHMENT OF THE PLAN. Paul Mueller Company, a Missouri corporation (hereinafter referred to as the "Company"), hereby establishes an incentive compensation plan to be known as the "Paul Mueller Company 1999 Long-Term Incentive Plan" (herein-after referred to as the "Plan"), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incen-tive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Shares and Performance Units, and Other Incentive Awards.

      Subject to approval by the Company's stockholders, the Plan shall be effective as of January 26, 1999 (the "Effective Date") and shall remain in effect as provided in Section 1.3 hereof.

 1.2 OBJECTIVES OF THE PLAN. The objectives of the Plan are to optimize the profitability and growth of the Company through incentives which are consistent with the Company's goals and which link and align the personal interests of Participants to those of the Company's stockholders; to provide Participants with an incentive for excellence in individual performance; and to promote teamwork among Participants.

      The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants who make significant contributions to the Company's success and to allow Participants to share in the success of the Company.

 1.3 DURATION OF THE PLAN. The Plan shall commence on the Effective Date, as described in Section 1.1 hereof, and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 16 hereof, until all Shares subject to it shall have been purchased or ac-quired according to the Plan's provisions. However, in no event may an Award be granted under the Plan on or after January 26, 2009. Awards granted prior thereto, however, may extend beyond such date and the provisions of the Plan shall continue to apply thereto.

ARTICLE 2.   DEFINITIONS

Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

 2.1 "AWARD" means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Shares or Performance Units, or Other Incentive Awards.

 2.2 "AWARD AGREEMENT" means an agreement entered into by the Company and a Participant evidencing and setting forth the terms and provisions applicable to an Award granted under this Plan, in such form as the Committee may, from time to time, approve.

 2.3 "BENEFICIAL OWNER" or "BENEFICIAL OWNERSHIP" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

 2.4 "BOARD" or "BOARD OF DIRECTORS" means the Board of Directors of the Company.

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 2.5  "CHANGE IN CONTROL" of the Company means, and shall be deemed to have occurred upon, any of the following events:

      (a) Any Person (other than the Company or any Subsidiary, or other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsi-diary, or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities; or

      (b) During any period of two (2) consecutive years (not includ-ing any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board (and any new Director, whose election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was so approved), cease for any reason to constitute a majority thereof; or

      (c) The stockholders of the Company approve: (i) a plan of complete liquidation of the Company; or (ii) an agreement for the sale or disposition of all or substantially all the Company's assets; or (iii) a merger, consolidation, or reorganization of the Company with or involving any other corporation, other than a merger, consolidation, or reor-ganization that would result in the voting securities of the Company outstanding immediately prior thereto con-tinuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the voting securities of the Company (or such sur-viving entity) outstanding immediately after such merger, consolidation, or reorganization.

      However, in no event shall a "Change in Control" be deemed to have occurred, with respect to a Participant, if the Participant is part of a purchasing group which consummates the Change-in-Control transaction. A Participant shall be deemed "part of a purchasing group" for purposes of the preceding sentence if the Participant is an equity participant in the purchasing company or group (except for (i) passive ownership of less than one percent (1%) of the stock of the purchasing company; or (ii) ownership of equity participation in the purchasing company or group which is otherwise not significant, as determined prior to the Change in Control by a majority of the nonemployee con-tinuing Directors).

      Notwithstanding the foregoing, no change in control shall be deemed to have occurred as the result of an acquisition of Shares by the Company which, by reducing the number of Shares outstanding, increases the proportionate number of Shares beneficially owned by any Person to 20% or more of the Shares then outstanding; provided, however, that if a Person shall become the Beneficial Owner of 20% or more of the Shares then outstanding by reason of Share purchases by the Company and shall, after such Share purchases by the Company, become the Beneficial Owner of any additional Shares, then a Change in Control shall be deemed to have occurred.

 2.6 "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

 2.7 "COMMITTEE" means the Compensation Committee of the Board, or such other committee appointed by the Board to administer the Plan, as described in Article 3 herein.

 2.8 "COMPANY" means Paul Mueller Company, a Missouri corporation, as well as any successor to the Company as provided in Article 19 herein.

 2.9 "DIRECTOR" means any individual who is a member of the Board of Directors of the Company.

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 2.10 "DISABILITY" shall have the meaning ascribed to such term in the
      Participant's governing long-term disability plan.

 2.11 "EFFECTIVE DATE" shall have the meaning ascribed to such term in
      Section 1.1 hereof.

 2.12 "EMPLOYEE" means any employee of the Company or its Subsidi-aries. Directors who are employed by the Company shall be con-sidered Employees under this Plan and Nonemployee Directors shall not be considered Employees under this Plan.

 2.13 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, or any successor Act thereto.

 2.14 "FAIR MARKET VALUE" means the closing sale price of the Shares as reported on the NASDAQ interdealer quotation system or, if applicable, the exchange on which the Shares are traded, or if there is no such sale on such system or exchange on the relevant date, then on the last previous day on which a sale was reported.

 2.15 "FREESTANDING SAR" means an SAR that is granted independently of any Options, as described in Article 7 herein.

 2.16 "INCENTIVE STOCK OPTION" or "ISO" means an option to purchase Shares granted under Article 6 herein and which is designated as an Incentive Stock Option and which is intended to meet the requirements of Code Section 422.

 2.17 "INSIDER" shall mean an individual who is, on the relevant date, an officer, director, or ten percent (10%) beneficial owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under
      Section 16 of the Exchange Act.

 2.18 "NAMED EXECUTIVE OFFICER" means a Participant who, as of the date of vesting and/or payout of an Award, as applicable, is one of the group of "covered employees," as defined in the regulations promulgated under Code Section 162(m), or any suc-cessor statute.

 2.19 "NONEMPLOYEE DIRECTOR" means a Director who is not also an Employee.

 2.20 "NONQUALIFIED STOCK OPTION" or "NQSO" means an option to pur-chase Shares granted under Article 6 herein and which is not intended to meet the requirements of Code Section 422.

 2.21 "OPTION" means an Incentive Stock Option or a Nonqualified
      Stock Option, as described in Article 6 herein.

 2.22 "OPTION PRICE" means the price at which a Share may be purchased by a Participant pursuant to an Option.

 2.23 "OTHER INCENTIVE AWARD" means an award granted pursuant to
      Article 10 hereof.

 2.24 "PARTICIPANT" means an Employee selected to receive an Award by the Committee in accordance with Article 5 and who has an out-standing Award granted under the Plan.

 2.25 "PERFORMANCE-BASED EXCEPTION" means the performance-based exception from the tax deductibility limitations of Code Sec-tion 162(m).

 2.26 "PERFORMANCE PERIOD" means the time period during which performance goals must be achieved with respect to an Award, as determined by the Committee.

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 2.27 "PERFORMANCE SHARE" means an Award granted to a Participant, as described in Article 9 herein.

 2.28 "PERFORMANCE UNIT" means an Award granted to a Participant, as described in Article 9 herein.

 2.29 "PERIOD OF RESTRICTION" means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, at its discretion), and the Shares are subject to a substantial risk of forfeiture, as provided in Article 8 herein.

 2.30 "PERSON" shall have the meaning ascribed to such term in Sec-tion 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.

 2.31 "RESTRICTED STOCK" means an Award granted to a Participant pursuant to Article 8 herein.

 2.32 "RETIREMENT" means the normal retirement date on which a Par-ticipant qualifies for full retirement benefits under the Company's qualified retirement plan, as identified by the Committee.

 2.33 "SHARES" means the shares of Common Stock of the Company.

 2.34 "STOCK APPRECIATION RIGHT" or "SAR" means an Award, granted alone or in connection with a related Option, designated as an SAR, pursuant to the terms of Article 7 herein.

 2.35 "SUBSIDIARY" means any corporation, limited liability company, partnership, joint venture, affiliate, or other entity in which the Company directly or indirectly has a majority voting interest.

 2.36 "TANDEM SAR" means an SAR that is granted in connection with a related Option pursuant to Article 7 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

ARTICLE 3.   ADMINISTRATION

 3.1 THE COMMITTEE. The Plan shall be administered by the Committee. Any such Committee shall be comprised entirely of Nonemployee Directors who meet the applicable requirements of a "nonemployee director" under Rule 16b-3 of the General Rules and Regulations under the Exchange Act and of an "outside director" under Sec-tion 162(m) of the Code. The Committee shall have the authority to delegate administrative duties to officers or Directors of the Company.

 3.2 AUTHORITY OF THE COMMITTEE. Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Committee shall have full power to select Employees who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 16 herein) amend the terms and condi-tions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as pro-vided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law (and subject to Section 3.1 herein), the Committee may delegate its authority as specified herein.

 3.3 DECISIONS BINDING. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Committee shall be final, conclu-sive, and binding on all persons, including the Company, its stockholders, Directors, Employees, Participants, and their estates and beneficiaries.

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ARTICLE 4.   SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

 4.1 NUMBER OF SHARES AVAILABLE FOR GRANTS. Subject to adjustment as provided in Section 4.3 herein, the number of Shares hereby re-served for issuance under the Plan shall be one hundred eighty thousand (180,000). However, the aggregate maximum number of Shares of Restricted Stock which may be granted pursuant to
      Article 8 shall be fifty-five thousand (55,000). Shares issued pursuant to the Plan may be either authorized and unissued Shares or issued Shares which have been reacquired by the Com-pany, or any combination thereof.

      Unless and until the Committee determines that an Award to a Named Executive Officer shall not be designed to comply with the Performance-Based Exception, the following rules shall apply to grants of such Awards under the Plan:

      (a) STOCK OPTIONS. The maximum aggregate number of Shares that may be granted in the form of Stock Options, pursuant to Awards granted in any one fiscal year to any one Participant shall be twelve thousand (12,000).

      (b) SARs. The maximum aggregate number of Shares that may be granted in the form of Stock Appreciation Rights, pursuant to Awards granted in any one fiscal year to any one Partici-pant shall be twelve thousand (12,000).

      (c) RESTRICTED STOCK. The maximum aggregate number of Shares that may be granted in the form of Restricted Stock, pur-suant to Awards granted in any one fiscal year to any one Participant shall be five thousand (5,000).

      (d) PERFORMANCE SHARES/PERFORMANCE UNITS/OTHER INCENTIVE AWARDS. The maximum aggregate payout (determined as of the end of the applicable Performance Period) with respect to Awards of Performance Shares, Performance Units, or Other Incentive Awards granted in any one fiscal year to any one Participant shall not exceed the value of five thousand (5,000) Shares.

 4.2 LAPSED AWARDS. If any Award granted under this Plan expires or lapses or is canceled, surrendered, forfeited, or terminated for any reason, any Shares subject to such Award again shall be available for the grant of an Award under the Plan.

 4.3 ADJUSTMENTS IN AUTHORIZED SHARES. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, in-cluding a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorgan-ization comes within the definition of such term in Code Section
      368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares which may be delivered under Section 4.1 herein, in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, and in the Award Limits set forth in subsections 4.1(a) through (d) herein, as may be determined to be appropriate and equitable by the Committee, in its sole dis-cretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be a whole number.

ARTICLE 5.   ELIGIBILITY AND PARTICIPATION

 5.1 ELIGIBILITY. Persons eligible to participate in this Plan include all Employees of the Company or its Subsidiaries, including Employees who reside in countries other than the United States of America.

 5.2 ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Committee from time to time, shall, in its discretion, select from all Employees those to whom Awards shall be granted and shall determine the nature and amount and other terms and conditions of each Award. In making such determinations, the Committee may consider the position and responsibilities of the Participant, the nature and value to the Company of his or her services and accomplishments, his or her present and potential contribution to the Company, and such other factors as the Committee may deem relevant.

ARTICLE 6.   STOCK OPTIONS

 6.1 GRANT OF OPTIONS. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms and conditions, and at any time and from time to time, as shall be determined by the Committee in its discretion. No Employee may be granted ISOs under the Plan which would result in Shares with an aggregate Fair Market Value (measured on the date of grant) of more than $100,000 first becoming exercisable in any one calendar year.

 6.2 AWARD AGREEMENT. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the dura-tion of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. The Option Agreement also shall specify whether the Option is intended to be an ISO within the meaning of Code
      Section 422, or an NQSO whose grant is intended not to fall under the provisions of Code Section 422.

 6.3 OPTION PRICE. Unless otherwise designated by the Committee at the time of grant, the Option Price for each grant of an NQSO under this Plan shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the NQSO is granted. The Option Price for each grant of an ISO under this Plan shall be at least equal to one hundred percent of the Fair Market Value of a Share on the date the ISO is granted, provided, however, in the event that an ISO is granted to an Employee who possesses more than 10% of the total combined voting power of all classes of stock of the Company, taking into account the attribution rules of Code Section 422(d), the Option price for each grant of such an ISO shall be determined by the Committee on the date of grant and shall not be less than 110% of the Fair Market Value of a Share on the date of grant.

 6.4 DURATION OF OPTIONS. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, that: (a) no ISO shall be exercis-able later than the tenth anniversary date of its grant, (b) no ISO granted to an Employee who possesses more than 10% of the total combined voting power of all classes of stock of the Company, taking into account the attribution rules of Code
      Section 422(d), shall be exercisable later than the fifth anni-versary date of its grant, and (c) unless otherwise designated by the Committee at the time of grant, no NQSO shall be exercis-able later than the tenth anniversary date of its grant. Any Option not exercised within these time periods shall automatic-ally terminate at the expiration of such period.

 6.5  EXERCISE OF OPTIONS.  Subject to the other provisions of this
      Article 6, options granted under this Article 6 shall be exer-cisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Parti-cipant.

 6.6  NOTICE OF EXERCISE AND PAYMENT.  Options granted under this
      Article 6 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

      The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent, or
      (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price), or (c) by a combination of (a) and (b).

      The Committee also may allow cashless exercise as permitted under Federal Reserve Board's Regulation T, subject to appli-cable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan's pur-pose and applicable law.

      As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant's name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

 6.7 RESTRICTIONS ON SHARE TRANSFERABILITY. The Committee may impose such restrictions on any Shares acquired pursuant to the exer-cise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

 6.8 TERMINATION OF EMPLOYMENT. Each Participant's Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termina-tion of the Participant's employment with the Company and/or its Subsidiaries, provided, however, that an ISO shall not be exercisable later than three months following the termination of the Employee's employment with the Company and/or its Subsi-diaries, or later than one year if the termination is due to disability. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termina-tion of employment.

 6.9  NONTRANSFERABILITY OF OPTIONS.

     (a) INCENTIVE STOCK OPTIONS. No ISO granted under the Plan or any rights with respect thereto shall be subject to any debts or liabilities of a Participant, nor be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribu-tion. Further, all ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

     (b) NONQUALIFIED STOCK OPTIONS. Except as otherwise determined by the Committee and provided in a Participant's Award Agreement, no NQSO granted under this Article 6 or any rights with respect thereto shall be subject to any debts or liabilities of a Participant, nor be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution and all NQSOs granted under this Article 6 shall be exercis-able during a Participant's lifetime only by such Partici-pant. Notwithstanding the foregoing, except as otherwise determined by the Committee and provided in a Participant's Award Agreement, any NQSO granted under this Article 6 may be transferable, without payment of consideration, to immediate family members of the Participant or to trusts or partner-ships for the benefit of such family members.

ARTICLE 7.   STOCK APPRECIATION RIGHTS

 7.1 GRANT OF SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time in such amounts and upon such terms and conditions as shall be determined by the Committee in its discretion. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SAR.

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

      Unless otherwise designated by the Committee at the time of grant, the grant price of a Freestanding SAR shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the date of grant of the SAR. The grant price of Tandem SARs shall equal the Option Price of the related Option.

 7.2 EXERCISE OF TANDEM SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

      Notwithstanding any other provision of this Plan to the con-trary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expira-tion of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

 7.3 EXERCISE OF FREESTANDING SARs. Freestanding SARs may be exer-cised upon whatever terms and conditions the Committee, in its discretion, imposes upon them.

 7.4 SAR AGREEMENT. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Committee shall determine, subject to the terms and provisions of the Plan.

 7.5 TERM OF SARs. The term of an SAR granted under the Plan shall be determined by the Committee, in its discretion; provided, however, that unless otherwise designated by the Committee, such term shall not exceed ten (10) years.

 7.6 PAYMENT OF SAR AMOUNT. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

      (a) The difference between the Fair Market Value of a Share on the date of exercise less the grant price; by

      (b) The number of Shares with respect to which the SAR is exercised.

      At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

 7.7 TERMINATION OF EMPLOYMENT. Each SAR Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant's employment with the Company and/or its Subsidiaries. Such provisions shall be determined in the discretion of the Com-mittee, shall be included in the Award Agreement entered into with the Participant, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment.

 7.8 NONTRANSFERABILITY OF SARs. Except as otherwise determined by the Committee and provided in a Participant's Award Agreement, no SAR granted under the Plan or any rights with respect thereto shall be subject to any debts or liabilities of a Participant, nor be sold, transferred, pledged, assigned, or otherwise alien-ated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise deter-mined by the Committee and provided in a Participant's Award Agreement, all SARs granted to a Participant under the Plan shall be exercisable during a Participant's lifetime only by such Participant.

ARTICLE 8.   RESTRICTED STOCK

 8.1 GRANT OF RESTRICTED STOCK. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts and upon such terms as the Committee shall determine in its discretion.

 8.2 RESTRICTED STOCK AGREEMENT. Each Restricted Stock grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine, subject to the terms and provisions of the Plan.

 8.3 TRANSFERABILITY. Except as provided in this Article 8 or deter-mined by the Committee and provided in a Participant's Award Agreement, no Shares of Restricted Stock granted under the Plan or any rights with respect thereto shall be subject to any debts or liabilities of a Participant, nor be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, until the end of the applicable Period of Restriction and the satis-faction of any other terms and conditions, all as specified by the Committee in its discretion and set forth in the Partici-pant's Award Agreement, nor shall any rights with respect to the Restricted Stock granted to a Participant under the Plan be available during a Participant's lifetime other than to him or her.

 8.4 OTHER RESTRICTIONS. Subject to Article 11 of this Plan, the Committee may impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a re-quirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance goals (Company-wide, divi-sional, and/or individual), time-based restrictions on vesting following the attainment of the performance goals, and/or re-strictions under applicable federal or state securities laws.

      The Committee may in its absolute discretion at any time, or from time to time, terminate, shorten, or accelerate any period of restriction or waive any terms or conditions applicable to all or any portion of a Restricted Stock Award.

      As soon as practicable following the grant of Shares of Re-stricted Stock, either (i) a stock certificate or certificates representing such Shares of Restricted Stock shall be registered in the Participant's name and be retained in the custody of the Company or its designee for the account of the Participant until such time as all conditions and/or restrictions applicable to such Shares have been satisfied and such certificates shall bear an appropriate legend referring to the restrictions applicable thereto, or (ii) the Company's stock transfer agent or its designee shall credit such Shares of Restricted Stock to the Participant's Restricted Stock Account, which Shares of Re-stricted Stock shall be subject to the restrictions applicable thereto until such time as all conditions and or restrictions applicable to such Shares have been satisfied.

      If and to the extent that the restrictions and other terms and conditions applicable to Shares of Restricted Stock are not satisfied, such Shares and any dividends or other rights appli-cable thereto shall be forfeited and reacquired by the Company, and all rights of the Participant shall terminate to the extent of the forfeiture without further obligation on the part of the Company.

      Except as otherwise provided in this Article 8, Shares of Re-stricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.

 8.5 VOTING RIGHTS. Unless otherwise designated by the Committee at the time of grant and provided in the Participant's Award Agreement, Participants holding Shares of Restricted Stock granted under this Article 8 may exercise full voting rights with respect to those Shares during the Period of Restriction.

 8.6 DIVIDENDS AND OTHER DISTRIBUTIONS. Unless otherwise designated by the Committee at the time of grant and provided in the Parti-cipant's Award Agreement, dividends declared with respect to Shares underlying Restricted Stock during the Period of Restric-tion may either, in the discretion of the Committee, be paid to the Participant or withheld by the Company for the Participant's account, and interest may be paid on any dividends withheld at a rate determined by the Committee. The Committee may apply any restrictions to the dividends that the Committee deems appro-priate.

 8.7 TERMINATION OF EMPLOYMENT. Each Restricted Stock Award Agree-ment shall set forth the extent to which the Participant shall have the right to receive unvested Restricted Shares following termination of the Participant's employment with the Company and/or its Subsidiaries. Such provisions shall be determined in the discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment; provided, however, that the vesting of Shares of Restricted Stock held by Named Executive Officers that qualify for the Performance-Based Exception shall not be affected by termination of the Named Executive Officers except for terminations connected with a Change in Control or death or Disability.

ARTICLE 9.   PERFORMANCE UNITS AND PERFORMANCE SHARES

 9.1 GRANT OF PERFORMANCE UNITS/SHARES. Subject to the terms of the Plan, Performance Units and/or Performance Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee in its discretion. The Committee shall establish at the time of grant the Performance Period and the performance measures, as described in Article 11, for each Award.

 9.2 VALUE OF PERFORMANCE UNITS/SHARES. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discre-tion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Shares that will be paid out to the Participant.

 9.3 EARNING OF PERFORMANCE UNITS/SHARES. Subject to the terms of this Plan and the Award Agreement, after the applicable Perfor-mance Period has ended, the holder of Performance Units/Shares shall be entitled to receive payout on the number and value of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

 9.4 FORM AND TIMING OF PAYMENT OF PERFORMANCE UNITS/ SHARES. Pay-ment of earned Performance Units/Shares shall be made in a single lump sum within seventy-five (75) calendar days follow-ing the close of the applicable Performance Period. Subject to the terms of this Plan, the Committee, in its discretion, may pay earned Performance Units/Shares in the form of cash or in Shares (or in a combination thereof) which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee.

      Prior to the beginning of each Performance Period, Participants may elect to defer the receipt of Performance Unit/Share payout upon such terms as the Committee deems appropriate.

      At the discretion of the Committee, Participants may be entitled to receive any dividends declared with respect to Shares which have been earned in connection with grants of Performance Units and/or Performance Shares which have been earned, but not yet distributed to Participants. In addition, Participants may, at the discretion of the Committee, be entitled to exercise their voting rights with respect to such Shares.

 9.5 TERMINATION OF EMPLOYMENT DUE TO DEATH, DISABILITY, OR RETIRE-MENT. In the event the employment of a Participant is termi-nated by reason of death, Disability, or Retirement during a Performance Period, the Participant shall receive a prorated payout of the Performance Units/Shares. The prorated payout shall be determined by the Committee, in its absolute discre-tion, shall be based upon the length of time that the Partici-pant held the Performance Units/Shares during the Performance Period, and shall further be adjusted based on the achievement of the preestablished performance goals.

      Payment of earned Performance Units/Shares shall be made at the time specified by the Committee in its discretion as set forth in the Participant's Award Agreement. Notwithstanding the foregoing, with respect to Employees who retire during the Performance Period, payments shall be made at the same time as payments are made to Participants who did not terminate employ-ment during the applicable Performance Period.

 9.6 TERMINATION OF EMPLOYMENT FOR OTHER REASONS. In the event that a Participant's employment terminates for any reason other than those reasons set forth in Section 9.5 herein, all Performance Units/Shares shall be forfeited by the Participant to the Company unless determined otherwise by the Committee in its discretion as set forth in the Participant's Award Agreement.

 9.7 NONTRANSFERABILITY. Except as otherwise determined by the Committee and provided in a Participant's Award Agreement, Performance Units/Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise determined by the Committee and provided in a Participant's Award Agreement, a Participant's rights under the Plan shall be exercisable during the Participant's lifetime only by the Participant or the Participant's legal representa-tive.

ARTICLE 10.   OTHER INCENTIVE AWARDS

10.1 GRANT OF OTHER INCENTIVE AWARDS. Subject to the terms and provisions of the Plan, Other Incentive Awards may be granted to Participants in such amounts, upon such terms, and at any time and from time to time as shall be determined by the Commit-tee in its discretion.

10.2 OTHER INCENTIVE AWARD AGREEMENT. Each Other Incentive Award grant shall be evidenced by an Award Agreement that shall spe-cify the amount of the Other Incentive Award granted, the terms and conditions applicable to such Other Incentive Award, the applicable Performance Period and performance goals, and such other provisions as the Committee shall determine, subject to the terms and provisions of the Plan.

10.3 NONTRANSFERABILITY. Except as otherwise determined by the Committee and provided in a Participant's Award Agreement, Other Incentive Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

10.4 FORM AND TIMING OF PAYMENT OF OTHER INCENTIVE AWARDS. Payment of Other Incentive Awards shall be made at such times and in such form, either in cash or in Shares (or a combination there-of) as established by the Committee subject to the terms of the Plan. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee. Without limiting the generality of the foregoing, annual incentive awards may be paid in the form of Other Incentive Awards (which may or may not be subject to restrictions, at the discretion of the Committee).

ARTICLE 11.   PERFORMANCE MEASURES

Unless and until the Committee proposes for stockholder vote and stockholders approve a change in the general performance measures set forth in this Article 11, the attainment of which may determine the degree of payout and/or vesting with respect to Awards to Named Executive Officers which are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used for purposes of granting performance-based Awards shall be chosen from among the following alternatives:

      (a) Return on Assets ("ROA");

      (b) Cash Flow Return on Investment ("CFROI");

      (c) Earnings Before Interest and Taxes ("EBIT");

      (d) Net Income

      (e) Total Shareholder Return;

      (f) Return on Sales ("ROS");

      (g) Return on Equity ("ROE);

      (h) Economic Value Added;

      (i) Business Unit Operating Income;

      (j) Return on Net Assets; or

      (k) Net Operating Profit.

The Committee shall have the discretion to adjust the determinations of the degree of attainment of the preestablished performance goals; provided, however, that Awards which are designed to qualify for the Performance-Based Exception, and which are held by Named Executive Officers, may not be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward).

In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance mea-sures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards which shall not qualify for the Performance-Based Exception, the Committee may make such grants without satisfying the requirements of Code Section 162(m).

ARTICLE 12.   BENEFICIARY DESIGNATION

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or suc-cessively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such bene-fit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

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

ARTICLE 13.   DEFERRALS

The Committee may permit a Participant to defer such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock, or the satisfaction of any requirements or goals with respect to Performance Units/Shares, or Other Incentive Awards. If any such deferral election is required or permitted, the Committee shall, in its discretion, establish rules and procedures for such payment deferrals.

ARTICLE 14.   RIGHTS OF EMPLOYEES

14.1 EMPLOYMENT. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Partici-pant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

      For purposes of this Plan, a transfer of a Participant's employ-ment between the Company and a Subsidiary, or between Subsidi-aries, shall not be deemed to be a termination of employment. Upon such a transfer, the Committee may make such adjustments to outstanding Awards as it deems appropriate to reflect the changed reporting relationships.

14.2 PARTICIPATION. No Employee of the Company or its Subsidiaries shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to re-ceive a future Award.

ARTICLE 15.   CHANGE IN CONTROL

15.1 TREATMENT OF OUTSTANDING AWARDS. Upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges:

      (a) Any and all Options and SARs granted under the Plan shall become immediately exercisable, and shall remain exercis-able throughout their entire term.

      (b) Any restriction periods and restrictions imposed on Restricted Shares shall lapse.

      (c) The target payout opportunities attainable under all outstanding Awards of Performance Units and Performance Shares and Other Incentive Awards shall be deemed to have been fully earned for the entire Performance Period(s) as of the effective date of the Change in Control. The vesting of all Awards denominated in Shares shall be accelerated as of the effective date of the Change in Control, and there shall be paid out to Participants within thirty (30) days following the effective date of the Change in Control a pro rata number of shares based upon an assumed achievement of all relevant targeted performance goals and upon the length of time within the Performance Period which has elapsed prior to the Change in Control. Awards denomi-nated in cash shall be paid pro rata to Participants in cash within thirty (30) days following the effective date of the Change in Control, with the proration determined as a func-tion of the length of time within the Performance Period which has elapsed prior to the Change in Control, and based on an assumed achievement of all relevant targeted perfor-mance goals.

      (d) Subject to Article 16 herein, the Committee shall have the authority to make any modifications to the Awards as determined by the Committee to be appropriate before the effective date of the Change in Control.

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

15.2 TERMINATION, AMENDMENT, AND MODIFICATION OF CHANGE-IN-CONTROL PROVISIONS. Notwithstanding any other provision of this Plan or any Award Agreement provision, the provisions of this Article 15 may not be terminated, amended, or modified on or after the date of an event which is likely to give rise to a Change in Control to affect adversely any Award theretofore granted under the Plan without the prior written consent of the Participant with respect to said Participant's outstanding Awards; provided, however, that the Board, upon recommendation of the Committee, may terminate, amend, or modify this Article 15 at any time and from time to time prior to the date of a Change in Control to affect Awards not yet granted under the Plan.

ARTICLE 16.   AMENDMENT, MODIFICATION, AND TERMINATION

16.1 AMENDMENT, MODIFICATION, AND TERMINATION. The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that unless the Board specifically provides otherwise, any revision or amendment that would cause the Plan to fail to comply with any requirement of applicable law, regulation, or rule if such amendment were not approved by shareholders shall not be effective unless and until such approval of shareholders of the Company is obtained.

16.2 AWARDS PREVIOUSLY GRANTED. No termination, amendment, or modi-fication of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

16.3  COMPLIANCE WITH CODE SECTION 162(m).  At all times when Code
      Section 162(m) is applicable, all Awards granted under this Plan shall comply with the requirements of Code Section 162(m); provided, however, that in the event the Committee determines that such compliance is not desired with respect to any Award or Awards available for grant under the Plan, then compliance with Code Section 162(m) will not be required. In addition, in the event that changes are made to Code Section 162(m) to permit greater flexibility with respect to any Award or Awards avail-able under the Plan, the Committee may, subject to this Article 16, make any adjustments it deems appropriate.

ARTICLE 17.   WITHHOLDING

17.1 TAX WITHHOLDING. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

17.2 SHARE WITHHOLDING. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Committee in its discretion, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its discretion, deems appro-priate.

ARTICLE 18.   INDEMNIFICATION

Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE 19.   SUCCESSORS

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or sub-stantially all of the business and/or assets of the Company.

ARTICLE 20.   LEGAL CONSTRUCTION

20.1 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

20.2 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

20.3 REQUIREMENTS OF LAW. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

20.4 SECURITIES LAW AND TAX LAW COMPLIANCE. With respect to In-siders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advis-able by the Committee.

20.5 GOVERNING LAW. To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the state of Missouri without reference to principles of conflict of laws.

                                 A-15